IntelGenx Strengthens Senior Management Team

Saint-Laurent, Canada – January 22, 2016 – IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT), today announced that it has strengthened its management team with the appointment of Mr. Robert Bechard to the position of Vice President, Corporate Development, the appointment of Ms. Nadine Paiement to Vice President, Research and Development and the appointment of Mr. Edward Miller to the position of Director, Investor Relations and Corporate Communications.

Appointment of Robert Bechard, Vice President, Corporate Development

Mr. Bechard brings more than 20 years’ experience in the biopharmaceutical industry having worked for two lifescience venture capital funds, a pharmaceutical R&D management company and as a consultant to the biotech industry.

During his tenure at RBC Lifesciences Funds I&II, Mr. Bechard was a member of the Senior Management team that delivered top quartile returns in two separate funds. RBC Lifesciences Fund II, where he held the position of Managing Partner, returned more than 250% of its capital. During his 12 year term as a venture capitalist Mr. Bechard sat on the boards of more than 25 lifescience companies and was involved in the negotiation of numerous strategic alliances, partnerships, and outright sales to both pharmaceutical and biotech companies. In his role as Vice President, Corporate Development at IntelGenx, Mr. Bechard will be contributing to the development of the overall corporate strategy including product and business development.

“We are most pleased to welcome Robert to the management team as we begin 2016 with a key goal of transforming IntelGenx into one of the leading oral thin films business globally,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “A special congratulations to Nadine on her promotion who has been doing an outstanding job in leading our R&D team as they continue to advance our robust product pipeline addressing significant market opportunities. And finally we are pleased to appoint Edward as Director of our investor relations program as we are working closely with him in building an aggressive outreach plan to raise the visibility of the corporation in the capital markets.”

Appointment of Nadine Paeiment, Vice President, Research and Development

Ms. Paiement has been with IntelGenx since 2005, where she grew into different positions including her most recent position as Senior Director, Research and Development. She is the co-inventor of IntelGenx’ three platform technologies. As Vice President of Research and Development she is responsible for managing the company’s research and development efforts necessary to meet the corporate goals. She is also responsible for advancing the company’s current and emerging product pipeline through early to late stage development and regulatory filing. Her strong background in the pharmaceutical industry encompasses all areas from the laboratory level through to manufacturing scale-up, and during her more than 14 years’ experience she has developed a highly creative approach to the development of new methods and resolving technical issues. She is the co-inventor of four patents and multiple pending applications, and has published articles in various recognized journals.

Appointment of Edward Miller, Director, Investor Relations and Corporate Communications

Mr. Miller began his career in 1999 working as an associate broker at Merrill Lynch. He then joined Paladin Labs in 2001 where he held various positions including Manager, Investor Relations where he successfully built their investor relations program. Following his tenure at Paladin Labs he moved into the role as an investor relations consultant working for Christensen IR, heading their lifescience practice and as an independent where he has built award winning investor relations programs. Mr. Miller is the Past President of CIRI (Canadian Investor Relations Institute) Quebec Chapter where he served two terms (2009 – 2012) and (2005 – 2007). Mr. Miller will be contributing to improving the company’s visibility in the capital markets and leveraging his international experience at broadening its shareholder base.

Insider Stock Purchase

The Corporation announced that members of the Executive Management team and members of the Board of Directors have been actively purchasing shares on the open market the past month.

Stock Option Grants

The Company’s Board of Directors granted options to acquire a total of 475,000 common shares under the 2006 Stock Option Plan, as amended.

Of the total stock options granted, 50,000 were granted to each of the following non-employee Directors Bernard Boudreau, John Marinucci, Ian Troup, Bernd Melchers and Ian Troup as part of their annual compensation. The options have an exercise price of US$0.41 (CAD$0.60), vest immediately, and expire on January 19, 2021. In addition, 150,000 options to acquire common shares were granted to Robert Bechard, Vice President, Corporate Development of IntelGenx Corp. and 75,000 options to acquire common shares were granted to Nadine Paiement, Vice President, Research and Development. The options have an exercise price of US$0.41 (CAD$0.60), vest over a period of two years at the rate of 25% every six months, and expire on January 19, 2021.

About IntelGenx:

IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. FORFIVO XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCI 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Edward Miller
Director, IR and Corporate Communications
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com